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                                                                    Exhibit 99.1



KOSS
NEWS RELEASE
Koss Corporation                      CONTACT:          Michael J. Koss
4129 N. Port Washington Ave.                            President and CEO
Milwaukee, Wisconsin  53212                             414-964-5000
                                                        email: mjkoss@koss.com


                    **********FOR IMMEDIATE RELEASE**********

April 27, 1998

                   KOSS FORECASTS DECLINE IN SPEAKER REVENUES

MILWAUKEE, WISCONSIN: Koss Corporation (symbol: KOSS:NASDAQ), has announced that sales forecast anticipated in the company's coming fiscal year ending June 30, 1999 would see revenue declines of approximately four million dollars or 10%.

"The sales revenue reductions are anticipated in our computer loudspeaker and associated peripheral business which has slowed during the current fiscal 1998," Michael J. Koss, President and CEO said today.

Sales of Koss' computer peripheral and speaker line of products have suffered slowdowns during the 1998 fiscal year, which ends June 30, 1998. The segment represents approximately 14% of the company's revenues.

"We are working on distribution alternatives for this business category," Koss said, "and continue to focus our resources on our core business of high-fidelity stereophones."

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